For Immediate Release
News Release

COMPANY CONTACT:
Bob Powers
Vice President Investor Relations
(215) 553-8323

CHECKPOINT SYSTEMS, INC. ANNOUNCES APPOINTMENT OF
JULIE SPICER ENGLAND TO ITS BOARD OF DIRECTORS

Philadelphia, Pennsylvania, October 22, 2010 – Checkpoint Systems, Inc. (NYSE: CKP) today announced the appointment of Julie Spicer England to its Board of Directors effective immediately.  Ms. England replaces Mr. Alan Hirsig, who recently retired from Checkpoint Systems’ Board.

Ms. England has extensive experience in the semiconductor, RFID, and defense systems electronics industries.   Her impressive track record includes executive positions at Texas Instruments, Inc. and more recently leading the RFID business before her retirement in 2009.  She currently serves on the Board of Directors of a not-for-profit organization and a private company and previously served two full terms on the Board of Directors of the Federal Reserve Bank of Dallas.
Ms. England received a Bachelor of Science degree in Chemical Engineering from Texas Tech University.

“With the advent of RFID technology increasingly gaining traction in the retail apparel industry, Checkpoint Systems is fortunate to have attracted someone of Julie’s caliber and experience at one of the world’s leading technology companies,” said Rob van der Merwe, Chairman, President and Chief Executive Officer of Checkpoint Systems.

In commenting on her appointment to the Board, Ms. England said, “Checkpoint is poised for significant success in RFID-based solutions particularly resulting from its’ acquisition of OATSystems, a leader in RFID software.  Checkpoint is a company that has a long history of successfully launching innovative products and technologies and I look forward to serving on its Board of Directors.”

Checkpoint Systems, Inc.

Checkpoint Systems is a global leader in shrink management, merchandise visibility and apparel labeling solutions. Checkpoint enables retailers and their suppliers to reduce shrink, improve shelf availability and leverage real-time data to achieve operational excellence. Checkpoint solutions are built upon 40 years of RF technology expertise, diverse shrink management offerings, a broad portfolio of apparel labeling solutions, market-leading RFID applications, innovative high-theft solutions and its Web-based Check-Net® data management platform.  As a result, Checkpoint customers enjoy increased sales and profits by improving supply-chain efficiencies, by facilitating on-demand label printing and by providing a secure open-merchandising environment enhancing the consumer’s shopping experience.  For more information, visit www.checkpointsystems.com.

Caution Regarding Forward-Looking Statements

This press release includes information that constitutes forward-looking statements.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” or “will.”  By their nature, forward-looking statements address matters that are subject to risks and uncertainties.  Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements.  Factors that could cause or contribute to such differences include: our ability to integrate our acquisitions and to achieve our financial and operational goals for our acquisitions; changes in international business conditions; foreign currency exchange rate and interest rate fluctuations; lower than anticipated demand by retailers and other customers for our products; slower commitments of retail customers to chain-wide installations and/or source tagging adoption or expansion; possible increases in per unit product manufacturing costs due to less than full utilization of manufacturing capacity as a result of slowing economic conditions or other factors; our ability to provide and market innovative and cost-effective products; the development of new competitive technologies; our ability to maintain our intellectual property; competitive pricing pressures causing profit erosion; the availability and pricing of component parts and raw materials; possible increases in the payment time for receivables as a result of economic conditions or other market factors; changes in regulations or standards applicable to our products; the ability to implement cost reduction in field service, sales, and general and administrative expense, and our manufacturing and supply chain operations without significantly impacting revenue and profits; our ability to maintain effective internal control over financial reporting; and additional matters disclosed in our Securities and Exchange Commission filings.  We do not undertake to update our forward-looking statements, except as required by applicable securities laws.